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                                                                  Exhibit 4.11

                                                                EXECUTION COPY
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                   PREFERENCE REGISTRATION RIGHTS AGREEMENT

                            Dated January 27, 1999

                                     Among

                              @ ENTERTAINMENT, INC.

                                      and

             MORGAN GRENFELL PRIVATE EQUITY LIMITED on behalf of
           MORGAN GRENFELL DEVELOPMENT CAPITAL SYNDICATION LIMITED,
                   ARNOLD CHASE, CHERYL CHASE, RHODA CHASE
                            and THE DARLAND TRUST

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Definitions...............................................................1

2.   Registration Under the 1933 Act...........................................5

3.   Registration Procedures...................................................6

4.   Indemnification and Contribution. .......................................12

5.   Miscellaneous............................................................15

                   PREFERENCE REGISTRATION RIGHTS AGREEMENT

            THIS PREFERENCE REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into January 27, 1999, among @ENTERTAINMENT, INC., (the "Company") a Delaware corporation, The Darland Trust ("Darland"), Rhoda Chase ("Rhoda Chase"), Arnold Chase ("Arnold Chase") and Cheryl Chase ("Cheryl Chase", and together with Darland, Rhoda Chase and Arnold Chase, the "Chase Purchasers") and MORGAN GRENFELL PRIVATE EQUITY LIMITED on behalf of MORGAN GRENFELL DEVELOPMENT CAPITAL SYNDICATION LIMITED ("MGPE", and together with the Chase Purchasers, the "Purchasers").

            This Agreement is made pursuant to (i) the Purchase Agreement dated January 22, 1999, between the Company and MGPE (the "MGPE Purchase Agreement") and (ii) the Purchase Agreement dated as of January 22, 1999 among the Company and Arnold Chase, Rhoda Chase and Cheryl Chase (the "Chase Purchase Agreement", and together with the MGPE Purchase Agreement, the "Purchase Agreements"), which provide for the sale by the Company of 45,000 shares of the Company's Series A 12% Cumulative Preference Shares par value $0.01 per share (the "Series A Preference Shares") to MGPE, the sale of 5,000 shares of the Company's Series B 12% Cumulative Preference Shares, par value $0.01 per share (the "Series B Preference Shares" and together with the Series A Preference Shares, the "Cumulative Preference Shares") to the Chase Purchasers and the sale to MGPE and the Chase Purchasers of warrants (the "Preference Warrants") to purchase 5,500,000 shares of the Company's Common Stock (the "Preference Warrants"). In order to induce the Purchasers to enter into the Purchase Agreements, the Company has agreed to provide the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreements.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions.

            As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
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                                       2


            "Board of Directors" shall mean the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

            "Certificate of Designations" shall mean the certificate of designations, preferences and rights of the Cumulative Preference Shares filed with the Secretary of State of the State of Delaware.

            "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company.

            "Cumulative Preference Shares" shall have the meaning set forth in the preamble to this Agreement; in addition, it shall also mean any new preference share which is issued by the Company upon the sale or other disposition by MGPE of a Series A Preference Share.

            "Dividend Payment Date" shall mean March 31 and September 30 of each year.

            "Holder" or "Holders" shall mean the Purchasers, for so long as they own any Cumulative Preference Shares, and each of their successors, assigns and direct and indirect transferees who become registered owners of Cumulative Preference Shares.

            "Majority Holders" shall mean the Holders of a majority of the outstanding shares of Cumulative Preference Shares; provided that whenever the consent or approval of Holders of a specified percentage of Cumulative Preference Shares is required hereunder, Cumulative Preference Shares held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than MGPE or subsequent holders of Preference Shares and other than the Chase Purchasers and their affiliates if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Cumulative Preference Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

            "MGPE" shall have the meaning set forth in the preamble to this Agreement.
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                                       3


            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Preference Offering" shall mean the offering of 50,000 shares of the Company's 12% Cumulative Preference Shares and Preference Warrants initially entitling the Holders thereof to purchase an aggregate 5,500,000 shares of Common Stock of the Company at a par value of $.01 per share.

            "Preference Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Cumulative Preference Shares),
      (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) the fees and disbursements of the Transfer Agent and its counsel, (vi) the fees and disbursements of all counsel for the Company (including all foreign counsel) and of counsel for the Holders (including all foreign counsel) (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for
      MGPE) and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Cumulative Preference Shares by a Holder (it being understood that Preference Registration Expenses shall not include as to fees and expenses of counsel, the fees and expenses of more than one counsel for the Holders and one counsel for the Underwriters, and shall not include any underwriting discounts, commissions or transfer taxes).

            "Preference Registration Statements" shall include the Preference Warranty Shelf Registration Statement and the Preference Warrant Stock Shelf Registration Statement.

            "Preference Warrants" shall have the meaning set forth in the preamble.

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                                       4


            "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Cumulative Preference Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

            "Purchase Agreements" shall have the meaning set forth in the preamble to this Agreement.

            "Registration Right" shall mean the right attached to each Cumulative Preference Share entitling the holder thereof to receive, under certain circumstances, an additional dividend payment of the amount specified pursuant to Section 2(c) hereof.

            "SEC" shall mean the Securities and Exchange Commission.

            "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company that covers the sale by the Holders of all of the Cumulative Preference Shares on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Transfer Agent" shall mean Continental Stock Transfer & Trust Co. or its successors provided that any such successor is a participant in The Depository Trust Company's full-FAST system.

            "Underwriters" shall have the meaning set forth in Section 3 hereof.

            "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Cumulative Preference Shares are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

            "Units Offering" shall mean the offering by the Company of units, each consisting of $1000 principal amount at maturity of 14 1/2% Senior Discount Notes due 2009 and four warrants, each initially entitling the holder thereof to purchase 1.7656 shares of common stock, par value $.01 per share.

            2. Registration Under the 1933 Act.

            (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall cause a Shelf Registration Statement to be filed and shall:

                  (i) use its best efforts to have such Shelf Registration Statement declared effective on or before July 7, 1999 and

                  (ii) use reasonable efforts to keep such Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) of the 1933 Act with respect to all Holders.

                  The Company further agrees to supplement or amend such Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Cumulative Preference Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC, as well as all legal opinions, comfort letters, officers certificates and any other information and documents required to be delivered by the Company as stipulated in Section (3) hereof.

            (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Cumulative Preference Shares pursuant to the Shelf Registration Statement.

            (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if after it has been declared effective the offering of Cumulative Preference Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Cumulative Preference Shares pursuant to such Shelf Registration Statement may legally resume.

            In the event a Shelf Registration Statement covering all Cumulative Preference Shares (i) is not declared effective on or before July 7, 1999 or
(ii) is unavailable during any

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                                       6


360-day period for a period of more than 60 days or two periods of more than an aggregate of 90 days, (A) the dividend rate applicable to the Cumulative Preference Shares shall increase by 1% per annum (to a total of 13% per annum) from the date of the deficiency under (i) or (ii), as the case may be, until the date such Shelf Registration Statement is declared effective or is made available for use without any restrictions, so that during such a time period dividends shall accrue on the Cumulative Preference Shares at an annual rate of 13% of the Accreted Liquidation Preference per share.

            (d) In any 360-day period, the Company shall be entitled to suspend the availability of a Shelf Registration Statement for no more than one period of up to 60 days or two periods of no more than an aggregate of 90 days if the Board of Directors determines that such suspension would be in the best interests of the Company.

            (e) Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) hereof.

            3. Registration Procedures.

            In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall:

            (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form shall (i) be selected by the Company and (ii) be available for the sale of the Cumulative Preference Shares by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with
      Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act and keep each Prospectus current;

            (c) furnish to each Holder of Cumulative Preference Shares, counsel for the Holders and each Underwriter of an Underwritten Offering of Cumulative Preference Shares, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Cumulative Preference Shares; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling holders of Cumulative Preference Shares and any such Underwriters in connection with the offering and sale of the Cumulative Preference Shares covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (d) use its best efforts (i) to register or qualify, by the time the Shelf Registration Statement is declared effective by the SEC, the Cumulative Preference Shares under all applicable state securities or "blue sky" laws and (ii) to cooperate with such Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Cumulative Preference Shares owned by such Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

            (e) notify each Holder of Cumulative Preference Shares and counsel for the Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Cumulative Preference Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Cumulative Preference Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

            (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

            (g) furnish to each Holder of Cumulative Preference Shares, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (h) cooperate with the selling Holders of Cumulative Preference Shares to facilitate the timely preparation and delivery of certificates representing Cumulative Preference Shares to be sold and not bearing any restrictive legends and enable such Cumulative Preference Shares to be in such denominations and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Cumulative Preference Shares;

            (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Cumulative Preference Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

            (j) within a reasonable time prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus after the initial filing of a Shelf Registration Statement, provide copies of such document to the Purchasers and

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                                       9


      their counsel and the Holders and their counsel and make such of the representatives of the Company as shall be reasonably requested by the Purchasers or their counsel and the Holders or their counsel, available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, any Prospectus or any amendment of or supplement to a Shelf Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus, of which the Purchasers and their counsel and the Holders and their counsel, shall not have previously been advised and furnished a copy or to which the Purchasers or their counsel and the Holders or their counsel shall object;

            (k) obtain a CUSIP number for all Cumulative Preference Shares not later than the effective date of a Shelf Registration Statement;

            (l) make available for inspection by a representative of the Holders of the Cumulative Preference Shares, any Underwriter participating in any disposition pursuant to a Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

            (m) if reasonably requested by any Holder of Cumulative Preference Shares covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

            (n) enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Cumulative Preference Shares being sold) in order to expedite or facilitate the disposition of such Cumulative Preference Shares including, but not limited to, an Underwritten Offering;

            (o) to the extent possible, make such representations and warranties to any Holder or Underwriters of such Cumulative Preference Shares with respect to the business of the Company and its subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested,

            (p) obtain opinions of counsel to the Company, including foreign counsel, (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their respective counsel) addressed to the Holders and each Underwriter of Cumulative Preference Shares, covering the matters customarily covered in opinions requested in underwritten offerings,

            (q) use reasonable efforts to obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each Underwriter of Cumulative Preference Shares, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and

            (r) to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement (a) deliver such documents, opinions and certificates as may be reasonably requested by the Holders of a majority of the Cumulative Preference Shares being sold and (b) deliver such documents, opinions and certificates as may be reasonably requested by the Underwriters and which are customarily delivered in underwritten offerings.

            The Company may require each Holder of Cumulative Preference Shares to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Cumulative Preference Shares as the Company may from time to time reasonably request in writing.

            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Cumulative Preference Shares pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Cumulative Preference Shares current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Cumulative Preference Shares pursuant to a Shelf Registration Statement, the Company shall extend the period during which the Shelf

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                                       11


Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

            At any time after the Shelf Registration Statement is declared effective, by issuance of a written notice to the Company of a request to undertake an Underwritten Offering, the Holders of Cumulative Preference Shares covered by a Shelf Registration Statement who desire to do so may sell such Cumulative Preference Shares in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Cumulative Preference Shares included in such offering. To assist such Holders of the Cumulative Preference Shares to complete an Underwritten Offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Cumulative Preference Shares including, but not limited to,

            (i) to the extent possible, make such representations and warranties to any Underwriters of such Cumulative Preference Shares with respect to the business of the Company and its subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested,

            (ii) obtain opinions of counsel to the Company, including foreign counsel, (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their respective counsel) addressed to each Underwriter of Cumulative Preference Shares, covering the matters customarily covered in opinions requested in underwritten offerings,

            (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each Underwriter of Cumulative Preference Shares, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings,

            (iv) make available for inspection by a representative of the Holders of the Cumulative Preference Shares, any Underwriter participating in any disposition pursuant to a Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, and

            (v) to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement (a) deliver such documents, opinions and certificates as may be reasonably requested by the Holders of a majority of the Cumulative Preference Shares being sold and (b) deliver such documents, opinions and certificates as may be reasonably requested by the Underwriters and which are customarily delivered in underwritten offerings.

            4. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Purchaser, each Holder and each person, if any, who controls any Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Purchaser, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Cumulative Preference Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser or any Holder furnished to the Company in writing by any Purchaser or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Shelf Registration Statement.

            (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company, the Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers and all persons, if any, who control the Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Purchasers and persons who control the Purchasers, such firm shall be designated in writing by the Purchasers. In such case involving the Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of shares of Cumulative Preference Shares of such Holder that were registered pursuant to a Shelf Registration Statement.

            (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Cumulative Preference Shares were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of either Purchaser, any Holder or any person controlling either Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Cumulative Preference Shares and (iv) any sale of Cumulative Preference Shares pursuant to a Shelf Registration Statement.

            5. Miscellaneous.

            (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Cumulative Preference Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Preference Registration Statements may also include securities issued in the Units Offering and securities issuable upon conversion of such securities.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding shares of Cumulative Preference Shares affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Cumulative Preference Shares unless consented to in writing by such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing delivery by a specific date (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to Morgan Grenfell Private Equity Limited, 20 Finsbury Circus, London, EC2M 1N8, Attention: Scott Lanphere; in the case of Arnold Chase, Cheryl Chase or Rhoda Chase, to such person c/o Chase Enterprises, Inc., One Commercial Plaza, Hartford, Connecticut 06103-3585 Attn:
John Redding; and, in the case of Darland, to The Darland Trust, c/o Chase Enterprises, Inc., One Commercial Plaza, Hartford, Connecticut 06103-3585
Attention: John Redding with a copy to Rothschild Trust Guernsey Limited, P.O. Box 472, St. Peter's House, Le Bordage, St. Peter's Port, Guernsey, Channel Islands GY1 6AX, attention D.N. Allison; and (ii) if to the Company, initially at One Commercial Plaza, Hartford, Connecticut, 06103-3585, Attention: Robert E. Fowler III, with a copy to Baker & McKenzie, 815 Connecticut Avenue, N.W., Suite 900, Washington D.C. 20006, Attention: Marc R. Paul, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the business day scheduled for delivery if timely delivered to an air courier guaranteeing delivery on a specific date.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Transfer Agent, at Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004,
Attention: Steve G. Nelson.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of outstanding shares of Cumulative Preference Shares in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire outstanding shares of Cumulative Preference Shares, in any manner, whether by operation of law or otherwise, such then outstanding shares of Cumulative Preference Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such outstanding shares of Cumulative Preference Shares, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Purchasers shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

            (e) Purchases and Sales. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Cumulative Preference Shares.

            (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        @ENTERTAINMENT, INC.


                                        By  /s/  Robert E. Fowler, III
                                          --------------------------------------
                                          Title:  Chief Executive Officer


                                        By  /s/  Donald Miller Jones
                                          --------------------------------------
                                          Title:  Chief Financial Officer

Confirmed and accepted as of
the date first above written:

MORGAN GRENFELL PRIVATE EQUITY LIMITED

By /s/ Scott Lanphere   /s/ Graham Hutton
  ---------------------------------------


/s/ Arnold Chase
---------------------------------------


/s/ Cheryl Chase
---------------------------------------


/s/ Rhoda Chase
---------------------------------------

THE DARLAND TRUST


By
  -------------------------------------
  Name:
  Title: